Exhibit 99.1

Investor Contact:	Media Contact:
Garen Sarafian	Katie Savastano
ir@bauschhealth.com	corporate.communications@bauschhealth.com
(877) 281-6642 (toll free)	(908) 541-3785

BAUSCH HEALTH ANNOUNCES SECOND QUARTER 2026 RESULTS, RAISES GUIDANCE

•Second Quarter Consolidated Revenues of $2.85 billion, up 13% on a Reported basis and 11% on an Organic (non-GAAP)1 basis over the prior year period
•GAAP Net Income Attributable to Bausch Health of $258 million and GAAP Net Income of $260 million
•GAAP Earnings per Diluted Share Attributable to Bausch Health of $0.68 compared to $0.40 in the prior year period; Adjusted Earnings per Diluted Share (non-GAAP)1 of $1.26 compared to $0.90 in the prior year period, an increase of 40%
•Consolidated Adjusted EBITDA Attributable to Bausch Health (non-GAAP)1 of $1,075 million, up 28% on a Reported basis over the prior year period
BAUSCH HEALTH EXCLUDING BAUSCH + LOMB SECOND QUARTER 2026 RESULTS

•Delivered thirteenth consecutive quarter of year-over-year Revenue growth, with Revenue up 16% on a Reported basis and 13% on an Organic (non-GAAP)1 basis
•Net Income increased $84 million over the prior year period, and Adjusted EBITDA (non-GAAP)1 grew 28%
•Generated $517 million in Cash Provided by Operating Activities and $471 million in Adjusted Cash Flows from Operations (non-GAAP)1
•Raising full-year 2026 Revenue, Adjusted EBITDA (non-GAAP)1, and Adjusted Cash Flows from Operations (non-GAAP)1 guidance

LAVAL, QC, July 29, 2026 – Bausch Health Companies Inc. (NYSE:BHC)(TSX:BHC) ("Bausch Health" or the "Company" or "we" or "our") today announced its second quarter 2026 financial results and other key updates from the quarter.

"The second quarter marks our thirteenth consecutive quarter of year-over-year growth in Revenue and Adjusted EBITDA for Bausch Health, excluding Bausch + Lomb, reflecting the strength of our portfolio, disciplined execution, and the dedication of our teams around the world. We delivered our highest Revenue and Adjusted EBITDA growth rates in the past three years, generated our strongest Adjusted Cash Flow from Operations since Q4 2024, and reduced Net Debt by one of our largest amounts since our 2022 debt refinancing. This performance strengthens our financial flexibility and supports continued investment in our business, our pipeline, and business development opportunities. We remain focused on driving long-term value creation," said Thomas J. Appio, Chief Executive Officer, Bausch Health.

Second Quarter 2026 Revenue Performance

Total consolidated reported revenues were $2.85 billion for the second quarter of 2026, compared with $2.53 billion in the second quarter of 2025, an increase of $322 million, or 13%. Excluding the impact of foreign exchange of $25 million, acquisitions of $35 million, and divestitures and discontinuations of $7 million, revenue increased 11% on an organic1 basis compared with the second quarter of 2025.

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1     This is a non-GAAP measure or a non-GAAP ratio. For further information on non-GAAP measures and non-GAAP ratios, please refer to the "Non-GAAP Information" section of this news release. Please also refer to tables at the end of this news release for a reconciliation of this and other non-GAAP measures and ratios to the most directly comparable GAAP measure.

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Reported revenues by segment were as follows:

	Three Months Ended June 30,		Reported Change		Change at Constant Currency[1] (Non-GAAP)	Change in Organic Revenue[1] (Non-GAAP)
(in millions)	2026	2025	Amount	Pct.
Total Bausch Health Revenues	$2,852	$2,530	$322	13%	12%	11%

Bausch Health (excl. B+L)	$1,458	$1,252	$206	16%	15%	13%
Salix segment	$758	$627	$131	21%	21%	21%
International segment	$305	$278	$27	10%	5%	5%
Solta Medical segment	$176	$128	$48	38%	37%	12%
Diversified segment	$219	$219	$0	—%	—%	—%
Bausch + Lomb segment	$1,394	$1,278	$116	9%	8%	8%

Salix Segment
Salix segment reported revenues were $758 million for the second quarter of 2026, compared with $627 million for the second quarter of 2025, an increase of $131 million, or 21%. Segment revenues increased 21% on an organic1 basis compared with the second quarter of 2025. Xifaxan® was the primary contributor to growth, with 26% revenue growth in the second quarter of 2026.

International Segment
International segment reported revenues were $305 million for the second quarter of 2026, compared with $278 million for the second quarter of 2025, an increase of $27 million, or 10%. Excluding the impact of foreign exchange of $12 million, segment revenues grew 5% on an organic1 basis compared with the second quarter of 2025, with strong execution across LATAM and EMEA more than offsetting softer results in Canada.

Solta Medical Segment
Solta Medical segment reported revenues were $176 million for the second quarter of 2026, compared with $128 million in the second quarter of 2025, an increase of $48 million, or 38% aided by the acquisition of our full service distributor in China. Excluding a $1 million favorable impact from foreign exchange and acquisitions of $32 million, segment revenues increased by 12% on an organic1 basis compared with the second quarter of 2025, led by growth in APAC including South Korea, China and Taiwan.

Diversified Segment
Diversified segment reported revenues were $219 million for the second quarter of 2026, flat compared with $219 million for the second quarter of 2025. Segment revenues were flat on an organic1 basis compared with the second quarter of 2025. Results in the Neuroscience business balanced softer performance in Dermatology, Generics, and Dentistry.

Bausch + Lomb Segment
Bausch + Lomb segment reported revenues were $1.39 billion for the second quarter of 2026, compared with $1.28 billion for the second quarter of 2025, an increase of $116 million, or 9%. Excluding the impact of foreign exchange of $12 million, acquisitions of $3 million and divestitures and discontinuations of $5 million, segment revenues increased 8% on an organic1 basis compared with the second quarter of 2025.

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Consolidated Operating Income
Consolidated operating income was $740 million for the second quarter of 2026, compared with consolidated operating income of $444 million for the second quarter of 2025, an increase of $296 million, primarily attributable to results in the Salix, Bausch + Lomb, and Solta Medical segments.

Consolidated Net Income Attributable to Bausch Health
Consolidated net income attributable to Bausch Health for the second quarter of 2026 was $258 million, compared with consolidated net income attributable to Bausch Health of $148 million for the second quarter of 2025.

Consolidated Adjusted Net Income Attributable to Bausch Health (non-GAAP)1
Consolidated adjusted net income attributable to Bausch Health (non-GAAP)1 for the second quarter of 2026 was $476 million, compared with $335 million for the second quarter of 2025, an increase of $141 million, primarily due to higher revenues.

Consolidated Earnings Per Share Attributable to Bausch Health
Consolidated earnings per share attributable to Bausch Health for the second quarter of 2026 was $0.68 on a diluted basis, compared with consolidated earnings per share of $0.40 on a diluted basis for the second quarter of 2025.

Consolidated Adjusted Earnings Per Share Attributable to Bausch Health (non-GAAP)1
Consolidated adjusted earnings per share attributable to Bausch Health (non-GAAP)1 for the second quarter of 2026 was $1.26, compared with $0.90 for the second quarter of 2025.

Consolidated Adjusted EBITDA Attributable to Bausch Health (non-GAAP)1
Consolidated adjusted EBITDA attributable to Bausch Health (non-GAAP)1 was $1,075 million for the second quarter of 2026, compared with $842 million for the second quarter of 2025, an increase of $233 million.

Consolidated Cash Provided by Operating Activities
The Company generated $671 million of cash from operating activities in the second quarter of 2026, an increase of 132% versus $289 million in the second quarter of 2025.

Balance Sheet Highlights
As of June 30, 2026, Bausch Health reported consolidated cash and cash equivalents of $1,825 million, up from $1,309 million as of December 31, 2025. The Company remains focused on strengthening its balance sheet and delivering value to all stakeholders.

Focus on Strategic Priorities

The Company entered the second half of 2026 with strong financial momentum, with revenue and earnings growth across multiple segments. Upon the successful completion of major refinancing initiatives in the prior twelve-month period, the Company materially improved its debt maturity profile. The Company remains committed to evaluating all options for unlocking shareholder value, including maximizing the value of our Bausch Health and Bausch + Lomb assets.

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2026 Financial Outlook

The Company updated its Consolidated full-year Revenue and Adjusted EBITDA (non-GAAP)1 guidance for 2026.

Bausch Health (excluding Bausch + Lomb) is raising its full year Revenue, Adjusted EBITDA (non-GAAP)1, and Adjusted Cash Flows from Operations (non-GAAP)1 guidance, which includes the currently estimated impact of applicable tariffs for the calendar year as of the date of this release.

Current Guidance (as of July 29, 2026)
	BHC	BHC (excl. B+L)	B+L
Revenues (in Billions)	$10.790 - $11.040	$5.350 - $5.500	$5.440 - $5.540
Revenue growth vs. Prior Year		4% - 6%
Adjusted EBITDA[1] (in Billions)	$4.050 - $4.175	$3.025 - $3.100	$1.025 - $1.075
Adj. EBITDA[1] growth vs. Prior Year		8% - 11%
Adjusted Cash Flows from Operations[1] (in Billions)		$1.400 - $1.475

Other than with respect to GAAP revenues, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP)1 to GAAP net income (loss) or forward-looking Adjusted Cash Flows from Operations (non-GAAP)1 to GAAP cash provided by operating activities, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because deductions (such as restructuring, gain or loss on extinguishment of debt and litigation and other matters) used to calculate projected net income (loss) and payments (such as payments of legal settlements, transformation costs, separation costs and separation-related costs, interest charged against premium, financing fees paid in connection with the debt refinancing transactions and acquired IPR&D expense) used to calculate Adjusted Cash Flows from Operations (non-GAAP)1 vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all adjustments needed in order to provide a GAAP calculation of projected net income (loss) or cash provided by operating activities at this time. The amount of these adjustments may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP)1. These statements represent forward-looking information and may represent a financial outlook, and actual results may vary. Please see the risks and assumptions referred to in the “Forward-looking Statements” section of this news release. The guidance in this news release is only effective as of the date it is given and will not be updated or affirmed unless and until the Company publicly announces updated or affirmed guidance. The rapid recent developments in the evolving landscape of tariffs and responses have resulted in uncertainty regarding these measures and the effects they may have. We continue to assess the direct and indirect impacts on our businesses of such tariffs, including retaliatory tariffs and other trade protectionist measures as the situation develops, and there can be no assurance that such impacts will not be adverse.

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Conference Call Details

Date:	Wednesday, July 29, 2026

Time:	5:00 p.m. EDT

Webcast:	http://ir.bauschhealth.com/events-and-presentations

A replay of the conference call will be available on the investor relations website.

About Bausch Health
Bausch Health Companies Inc. (NYSE:BHC)(TSX:BHC) is a global, diversified pharmaceutical company enriching lives through our relentless drive to deliver better health care outcomes. We develop, manufacture and market a range of products primarily in gastroenterology, hepatology, neuroscience, dermatology, dentistry, aesthetics, international pharmaceuticals and eye health, through our controlling interest in Bausch + Lomb Corporation. Our ambition is to be a globally integrated healthcare company, trusted and valued by patients, HCPs, employees and investors. For more information about Bausch Health, visit www.bauschhealth.com and connect with us on LinkedIn.

Forward-looking Statements
This news release contains forward-looking information and statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws (collectively, “forward-looking statements”), including, but not limited to, statements relating to the Company’s: future prospects and performance, financial guidance, research and development efforts and anticipated timing or results thereof, proposed plan to separate its eye health business, including the timing thereof, management of its balance sheet, generation of cash, ability to launch and commercialize new products, including the timing of regulatory processes with respect to the Company’s product pipeline, ability to enforce and defend its Xifaxan® intellectual property rights, ability to execute its growth strategies and strategic priorities generally, and other corporate and strategic transactions. Forward-looking statements may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and positive and negative variations or similar expressions, and phrases or statements that certain actions, events or results may, could, should or will be achieved, received or taken, or will occur or result, and similar such expressions also identify forward-looking information. These forward-looking statements, including the full-year guidance, are based upon the current expectations and beliefs of management. The Company’s 2026 financial outlook and full-year guidance are included to provide further information about management’s expectations about the Company’s future business operations, activities and results and may not be appropriate for other purposes.
These forward-looking statements are subject to certain factors, risks and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. These factors, risks and uncertainties include, but are not limited to: our ability to execute our business strategy, business plans and operational efficiency initiatives; demand for, competitive positioning of and pricing for our current and anticipated products and our ability to achieve expected revenues, margins and expense levels; the successful development, regulatory approval, manufacture and timing of launches and commercialization of pipeline and other products; the completion, timing, integration and expected benefits of acquisitions and other strategic transactions (including the planned separation of our eye health business consisting of our Bausch + Lomb global Vision Care, Surgical and Pharmaceuticals businesses) on anticipated terms, timing and costs; the scope, duration and financial and operational impact of product quality matters and manufacturing facility compliance and certification matters; the continued availability and performance of key third-party distribution, fulfillment

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and other arrangements and the stability of global supply chains; the continuation of patent protection and regulatory exclusivity for key products; the expected impacts of the Inflation Reduction Act, and the impact of the negotiated prices for Xifaxan®, expected to become effective in 2027, under certain programs of the Centers for Medicare & Medicaid Services, and other healthcare reform measures and our ability to mitigate the impact thereof; our ability to generate cash flows and access liquidity to meet working capital needs, satisfy debt maturities as they become due, reduce debt levels and comply with financial and other covenants under our financing arrangements; the expected scope and impact of tariffs, counter-tariffs and other trade restrictions and the effectiveness of mitigation actions and the Company's ability to recover any tariffs that are eligible for refund claims; macroeconomic and geopolitical conditions (including inflation, recessionary pressures, foreign currency exchange rates and interest rates), changes in tax laws and related guidance (including legislation referred to as the One Big Beautiful Bill Act and Organisation for Economic Co-operation and Development related measures); the expected outcomes of litigation and other contingencies; and other factors, risks and uncertainties discussed in the Company’s most recent annual and quarterly reports and detailed from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which factors, risks and uncertainties are incorporated herein by reference.
We caution that, as it is not possible to predict or identify all relevant factors that may impact forward-looking statements, the factors referred to above are not exhaustive and should not be considered a complete statement of all potential risks and uncertainties. When relying on our forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the aforementioned factors and other uncertainties and potential events. These forward-looking statements speak only as of the date made. Bausch Health undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, except as required by law.
Non-GAAP Information
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures and non-GAAP ratios to provide supplemental information to readers. Management uses these non-GAAP measures and ratios as key metrics in the evaluation of the Company’s performance and the consolidated financial results and, in part, in the determination of cash bonuses for its executive officers. The Company believes these non-GAAP measures and ratios are useful to investors in their assessment of our operating performance and the valuation of the Company. In addition, these non-GAAP measures and ratios address questions the Company routinely receives from analysts and investors, and in order to assure that all investors have access to similar data, the Company has determined that it is appropriate to make this data available to all investors.
However, these measures and ratios are not prepared in accordance with GAAP nor do they have any standardized meaning under GAAP. In addition, other companies may use similarly titled non-GAAP financial measures and ratios that are calculated differently from the way we calculate such measures and ratios. Accordingly, our non-GAAP financial measures and ratios may not be comparable to such similarly titled non-GAAP financial measures and ratios used by other companies. We caution investors not to place undue reliance on such non-GAAP measures and ratios, but instead to consider them with the most directly comparable GAAP measures and ratios. Non-GAAP financial measures and ratios have limitations as analytical tools and should not be considered in isolation. They should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
The reconciliations of these historical non-GAAP financial measures and ratios to the most directly comparable financial measures and ratios calculated and presented in accordance with GAAP are shown in the tables below. However, as indicated above, for guidance purposes, the Company does not provide reconciliations of projected Adjusted EBITDA (non-GAAP) to projected GAAP Net income (loss), due to the inherent difficulty in

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forecasting and quantifying certain amounts that are necessary for such reconciliations. Many of the adjustments and exclusions used to calculate the projected non-GAAP measures may vary significantly based on actual events, so the Company is not able to forecast on a GAAP basis with reasonable certainty all adjustments needed in order to provide a GAAP calculation of these projected amounts. The amounts of these adjustments may be material and, therefore, could result in the GAAP amount being materially different from (including materially less than) the projected non-GAAP measures.
Commencing in the third quarter of 2025, the Company now includes payments of Acquired IPR&D in the calculation of Adjusted Cash Flows From Operations (non-GAAP). Prior-period amounts presented herein have been restated to conform to the current year’s presentation.
Description of Non-GAAP Financial Measures
EBITDA (non-GAAP), Adjusted EBITDA (non-GAAP) and Adjusted EBITDA Attributable to Bausch Health (non-GAAP)
EBITDA (non-GAAP) is Net income (loss) (its most directly comparable GAAP financial measure) adjusted for interest expense, net, (Benefit from) provision for income taxes, depreciation and amortization. Adjusted EBITDA (non-GAAP) is Net income (loss) (its most directly comparable GAAP financial measure) adjusted for interest expense, net, (Benefit from) provision for income taxes, depreciation and amortization, and certain other items described below. Adjusted EBITDA attributable to Bausch Health (non-GAAP) is Adjusted EBITDA (non-GAAP) further adjusted to exclude the Adjusted EBITDA attributable to noncontrolling interest (non-GAAP) as defined below.
Management believes that Adjusted EBITDA (non-GAAP) and Adjusted EBITDA attributable to Bausch Health (non-GAAP), along with the GAAP measures used by management, most appropriately reflect how the Company measures the business internally and sets operational goals and incentives. In particular, the Company believes that these metrics focus management on the Company’s underlying operational results and business performance. As a result, the Company uses these metrics to assess the financial performance of the Company and to forecast future results as part of its guidance. Management believes these metrics are a useful measure to evaluate current performance. These metrics are intended to show our unleveraged, pre-tax operating results and therefore reflect our financial performance based on operational factors. In addition, cash bonuses for the Company’s executive officers and other key employees are based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) targets.
Adjusted EBITDA (non-GAAP) is Net income (loss) (its most directly comparable GAAP financial measure) adjusted for interest, income taxes, depreciation and amortization and the following items:
•Restructuring, integration and transformation costs: The Company has incurred restructuring costs as it implemented certain strategies, which involved, among other things, improvements to its infrastructure and operations, internal reorganizations and impacts from the divestiture of assets and businesses. With regard to infrastructure and operational improvements which the Company has taken to improve efficiencies in the businesses and facilities, these tend to be costs intended to right size the business or organization that fluctuate significantly between periods in amount, size and timing, depending on the improvement project, reorganization or transaction. Additionally, the Company is launching certain transformation initiatives that will result in certain changes to and investment in its organizational structure and operations. These transformation initiatives arise outside of the ordinary course of continuing operations and, as is the case with the Company’s restructuring efforts, costs associated with these transformation initiatives are expected to fluctuate between periods in amount, size and timing. These out-of-the-ordinary-course charges include third-party advisory costs, as well as certain severance-related costs. Investors should understand that the outcome of these transformation initiatives may result in future restructuring actions and certain of these charges could recur. The

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Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
•Asset impairments: The Company has excluded the impact of impairments of finite-lived and indefinite-lived intangible assets, as well as impairments of assets held for sale, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes impairments of intangible assets and assets held for sale from measuring the performance of the Company and the business, the Company believes that it is important for investors to understand that intangible assets contribute to revenue generation.
•Goodwill impairments: The Company excludes the impact of goodwill impairments. When the Company has made acquisitions where the consideration paid was in excess of the fair value of the net assets acquired, the remaining purchase price is recorded as goodwill. For assets that we developed ourselves, no goodwill is recorded. Goodwill is not amortized but is tested for impairment. The amount of goodwill impairment is measured as the excess of a reporting unit’s carrying value over its fair value. Management excludes these charges in measuring the performance of the Company and the business.
•Share-based compensation: The Company has excluded costs relating to share-based compensation. The Company believes that the exclusion of share-based compensation expense assists investors in the comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.
•Acquisition-related costs and adjustments (excluding amortization of intangible assets): The Company has excluded the impact of acquisition-related costs and fair value inventory step-up resulting from acquisitions as the amounts and frequency of such costs and adjustments are not consistent and are significantly impacted by the timing and size of its acquisitions. In addition, the Company excludes acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments are not consistent and are significantly impacted by the timing and size of the Company’s acquisitions, as well as the nature of the agreed-upon consideration.
•Loss (gain) on extinguishment of debt: The Company has excluded loss (gain) on extinguishment of debt as this represents a gain or loss from refinancing our existing debt and is not a reflection of our operations for the period. Further, the amount and frequency of such amounts are not consistent and are significantly impacted by the timing and size of debt financing transactions and other factors in the debt market out of management’s control.
•Separation costs and separation-related costs: The Company has excluded certain costs incurred in connection with activities regarding the separation of the eye-health business. Separation costs are incremental costs directly related to effectuating the separation of the eye-health business, and include, but are not limited to, legal, audit and advisory fees. Separation-related costs are incremental costs indirectly related to the separation of the eye-health business and include, but are not limited to, rebranding costs and costs associated with facility relocation and/or modification. As these costs arise from events outside of the ordinary course of continuing operations, the Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
•Other adjustments: The Company has excluded certain other amounts, including legal and other professional fees incurred in connection with legal and governmental proceedings, investigations and

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information requests regarding certain of our legacy distribution, marketing, pricing, disclosure and accounting practices, litigation and other matters, and net (gain) loss on sale of assets or other disposition of assets. Given the unique nature of the matters relating to these costs, the Company believes these items are not normal operating expenses. For example, legal settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the Company believes the costs associated with legal settlements and judgments are not normal operating expenses. In addition, as opposed to more ordinary course matters, the Company considers that each of the recent proceedings, investigations and information requests, given their nature and frequency, are outside of the ordinary course and relate to unique circumstances. The Company has also excluded IT infrastructure investments that are the result of other, non-comparable events to measure operating performance. These events arise outside of the ordinary course of continuing operations. The Company has also excluded certain other costs, including professional fees associated with contemplated, but not completed, strategic transactions. The Company excluded these costs as the consideration of such matters are outside of the ordinary course of continuing operations and are infrequent in nature. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.
Adjusted EBITDA attributable to Bausch Health (non-GAAP) is Adjusted EBITDA (non-GAAP) further adjusted to exclude the Adjusted EBITDA attributable to noncontrolling interest (non-GAAP). Adjusted EBITDA attributable to noncontrolling interest (non-GAAP) is Net income attributable to noncontrolling interest (its most directly comparable GAAP financial measure) adjusted for the portion of the adjustments described above attributable to noncontrolling interest.
Adjusted Net Income (non-GAAP) and Adjusted Net Income attributable to Bausch Health (non-GAAP)
Adjusted net income (non-GAAP) is Net income (its most directly comparable GAAP financial measure), adjusted for asset impairments, goodwill impairments, restructuring, integration and transformation costs, acquisition-related costs and adjustments (excluding amortization of intangible assets), gain (loss) on extinguishment of debt, separation costs and separation-related costs and other non-GAAP adjustments as these adjustments are described above, and amortization of intangible assets and write down of financing fees as described below:
•Amortization of intangible assets: The Company has excluded the impact of amortization of intangible assets, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes the amortization of intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
•Write down of financing fees: In addition to excluding Loss (gain) on extinguishment of debt, the Company has excluded the impact of the write down of financing fees from Adjusted net income (non-GAAP). The amount and frequency of such amounts are not consistent and are significantly impacted by the timing and size of debt financing transactions and other factors in the debt market out of management’s control. In addition, the Company excluded these costs as they are outside of the ordinary course of continuing operations and are infrequent in nature. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in

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the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors.
Adjusted net income attributable to Bausch Health (non-GAAP) is Adjusted net income (non-GAAP) further adjusted to exclude the Adjusted net income attributable to noncontrolling interest (non-GAAP). Adjusted net income attributable to noncontrolling interest (non-GAAP) is Net income attributable to noncontrolling interest (its most directly comparable GAAP financial measure) adjusted for the portion of the adjustments described above attributable to noncontrolling interest.
Historically, management has used Adjusted net income (loss) (non-GAAP) for strategic decision making, forecasting future results and evaluating current performance. This non-GAAP measure excludes the impact of certain items (as described above) that may obscure trends in the Company’s underlying performance. By disclosing this non-GAAP measure, it is management’s intention to provide investors with a meaningful, supplemental comparison of the Company’s operating results and trends for the periods presented. Management believes that this measure is also useful to investors as such measure allows investors to evaluate the Company’s performance using the same tools that management uses to evaluate past performance and prospects for future performance. Accordingly, the Company believes that Adjusted net income (non-GAAP) is useful to investors in their assessment of the Company’s operating performance. It is also noted that, in recent periods, our GAAP Net income (loss) was significantly lower than our Adjusted net income (non-GAAP).
Adjusted Earnings Per Share (non-GAAP)
Adjusted earnings per share (non-GAAP) is calculated as Basic and Diluted loss per share attributable to Bausch Health (its most directly comparable GAAP financial measure), adjusted for the non-GAAP adjustments to reconcile Net income (loss) attributable to Bausch Health to Adjusted income attributable to Bausch Health (non-GAAP) and the diluted effect of stock options and restricted stock units excluded in the determination of Basic and Diluted loss per share attributable to Bausch Health during the period as the effect of including them would have been antidilutive. Management believes this non-GAAP measure excludes certain factors that could distort the visibility of the Company’s underlying performance per share and offers investors a clearer, supplemental view of the Company’s performance and trends over the reported periods. As a result, the Company considers Adjusted earnings per share (non-GAAP) to be beneficial for investors evaluating the Company’s operating results, overall valuation, and potential return on investment. Management notes that for the periods presented, the Company’s GAAP EPS was notably lower than its Adjusted earnings per share (non-GAAP).
Organic Revenue (non-GAAP) and Change in Organic Revenue (non-GAAP)
Organic revenue (non-GAAP) and Change in organic revenue (non-GAAP), are defined as GAAP Revenue and change in GAAP Revenue (the most directly comparable GAAP financial measures), adjusted for changes in foreign currency exchange rates (if applicable) and excluding the impact of recent acquisitions, divestitures and discontinuations, as defined below.
Organic revenue (non-GAAP) is impacted by changes in product volumes and price. The price component is made up of two key drivers: (i) changes in product gross selling price and (ii) changes in sales deductions. The Company uses organic revenue (non-GAAP) and change in organic revenue (non-GAAP) to assess performance of its reportable segments, and the Company in total. The Company believes that providing these non-GAAP measures is useful to investors as they provide a supplemental period-to-period comparison.
The adjustments to GAAP Revenue to determine Organic Revenue (non-GAAP) and Change in Organic Revenue (non-GAAP) are as follows:
•Foreign currency exchange rates: Although changes in foreign currency exchange rates are part of our business, they are not within management’s control. Changes in foreign currency exchange rates,

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however, can mask positive or negative trends in the business. The impact of changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
•Acquisitions, divestitures and discontinuations: In order to present period-over-period organic revenue (non-GAAP) growth/change on a comparable basis, revenues associated with acquisitions, divestitures and discontinuations are adjusted to include only revenues from those businesses and assets owned during both periods. Accordingly, organic revenue and change in organic revenue exclude from the current period, revenues attributable to each acquisition for twelve months subsequent to the day of acquisition, as there are no revenues from those businesses and assets included in the comparable prior period. Organic revenue and change in organic revenue exclude from the prior period, all revenues attributable to each divestiture and discontinuance during the twelve months prior to the day of divestiture or discontinuance, as there are no revenues from those businesses and assets included in the comparable current period.
Constant Currency
Changes in the relative values of non-U.S. currencies to the U.S. dollar may affect the Company’s financial results and financial position. To assist investors in evaluating the Company’s performance, we have adjusted for the effects of changes in foreign currencies. The impact of changes in foreign currency exchange rates is determined by comparing the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
Please also see the reconciliation tables below for further information as to how these non-GAAP measures and ratios are calculated for the periods presented.
Adjusted Cash Flows from Operations (non-GAAP)
Adjusted cash flows from operations (non-GAAP) is Cash provided by operating activities (its most directly comparable GAAP financial measure) adjusted for: (i) payments of legacy legal settlements, net of insurance recoveries and restitutions, (ii) payments of transformation costs, (iii) payments for separation costs and separation-related costs, (iv) interest payments charged against premium, (v) fees paid in connection with the debt refinancing transactions and (vi) payments of acquired IPR&D.
As these payments arise from events outside of the ordinary course of continuing operations as discussed above, the Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s cash from operations, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
Adjusted EBITDA excluding Bausch + Lomb (non-GAAP)
Adjusted EBITDA excluding Bausch + Lomb (non-GAAP) is Adjusted EBITDA (non-GAAP) adjusted to remove Adjusted EBITDA attributable to Bausch + Lomb (non-GAAP). Adjusted EBITDA attributable to Bausch + Lomb (non-GAAP) is Income (loss) before income taxes of our Bausch + Lomb segment (its most directly comparable GAAP financial measure) adjusted for the portion of the Company’s interest expense, depreciation, amortization and other adjustments as described above, allocated or attributable to Bausch + Lomb.
Adjusted EBITDA excluding Bausch + Lomb is not intended to be, and may not be, representative of income from continuing operations (for Bausch Health excluding Bausch + Lomb) or from discontinued operations (for Bausch + Lomb) in accordance with GAAP, as: (i) the criteria for that accounting has not been met and (ii) certain cost allocations to Bausch Health excluding Bausch + Lomb and Bausch + Lomb are not in accordance

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with the criteria for that accounting. As such, Adjusted EBITDA excluding Bausch + Lomb (non-GAAP) as included herein may not be indicative of the results of the operations or Adjusted EBITDA attributable to Bausch Health (non-GAAP) in the future, or if Bausch + Lomb met the criteria to be treated as a discontinued operation during any of the periods presented.
Adjusted Cash Flows from Operations excluding Bausch + Lomb (non-GAAP)
Adjusted Cash Flows from Operations excluding Bausch + Lomb (non-GAAP) is Adjusted Cash Flows from Operations (non-GAAP) adjusted to remove Adjusted Cash Flows from Operations attributable to Bausch + Lomb (non-GAAP). Adjusted Cash Flows from Operations attributable to Bausch + Lomb (non-GAAP) is Cash Flows from Operations of our Bausch + Lomb segment (its most directly comparable GAAP financial measure) adjusted for the portion of the Company’s payment of separation costs, separation-related costs and other adjustments as described above, allocated or attributable to Bausch + Lomb.
Adjusted Cash Flows from Operations excluding Bausch + Lomb is not intended to be, and may not be, representative of Cash Flows from Operations (for Bausch Health excluding Bausch + Lomb) or from discontinued operations (for Bausch + Lomb) in accordance with GAAP, as: (i) the criteria for that accounting has not been met and (ii) certain cost allocations to BHC excluding Bausch + Lomb and Bausch + Lomb are not in accordance with the criteria for that accounting. As such, Adjusted Cash Flows from Operations excluding Bausch + Lomb (non-GAAP) as included herein may not be indicative of the cash flows or Adjusted Cash Flows from Operations attributable to Bausch Health (non-GAAP) in the future, or if Bausch + Lomb met the criteria to be treated as a discontinued operation during any of the periods presented.
Management believes that Adjusted EBITDA excluding Bausch + Lomb (non-GAAP), Adjusted Cash Flows from Operations (non-GAAP) and Adjusted Cash Flows from Operations excluding Bausch + Lomb (non-GAAP), along with the GAAP and other non-GAAP measures used by management, most appropriately reflects how the Company measures the business internally and sets operational goals and incentives. In particular, the Company believes that these metrics focus management on the Company's underlying operational results and business performance. As a result, the Company uses these metrics to assess the actual financial performance of the Company and to forecast future results as part of its guidance. Management believes these metrics are a useful measure to evaluate current performance. These metrics are intended to show our unleveraged, pre-tax operating results and therefore reflect our financial performance based on operational factors. In addition, cash bonuses for the Company's executive officers and other key employees are based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) and Adjusted Cash Flows from Operations (non-GAAP) targets.
Net Debt (non-GAAP)
Net Debt (non-GAAP) is long-term debt (its most directly comparable GAAP financial measure) adjusted for premiums, discount and issuance costs less unrestricted cash and cash equivalents.
Net Debt excluding Bausch + Lomb (non-GAAP)
Net Debt excluding Bausch + Lomb (non-GAAP) is Net Debt (non-GAAP) adjusted to remove Net Debt attributable to Bausch + Lomb (non-GAAP). Net Debt attributable to Bausch + Lomb (non-GAAP) is long-term debt of our Bausch + Lomb segment (its most directly comparable GAAP financial measure) adjusted for the portion of the Company’s premiums, discount and issuance costs less unrestricted cash and cash equivalents allocated or attributable to Bausch + Lomb.
Management believes Net Debt (non-GAAP) and Net Debt excluding Bausch + Lomb (non-GAAP) provides investors with useful information regarding the Company's overall leverage position and its ability to service its outstanding debt obligations.

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Bausch Health Companies Inc.				Table 1
Condensed Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2026 and 2025
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2026	2025	2026	2025
Revenues
Product sales	$2,825	$2,504	$5,325	$4,731
Other revenues	27	26	51	58
	2,852	2,530	5,376	4,789
Expenses
Cost of goods sold (excluding amortization and impairments of intangible assets)	753	748	1,474	1,431
Cost of other revenues	19	16	36	34
Selling, general and administrative	907	894	1,768	1,761
Research and development	173	159	336	302
Amortization of intangible assets	225	256	466	512
Goodwill impairments	—	—	1,426	—
Restructuring, integration and separation costs	9	31	22	32
Other expense (income), net	26	(18)	58	(3)
	2,112	2,086	5,586	4,069
Operating income (loss)	740	444	(210)	720
Interest income	11	13	21	24
Interest expense	(396)	(465)	(798)	(795)
Gain (loss) on extinguishment of debt	—	178	(1)	178
Foreign exchange and other	(7)	(30)	(18)	(34)
Income (loss) before income taxes	348	140	(1,006)	93
Provision for income taxes	(88)	(12)	(165)	(51)
Net income (loss)	260	128	(1,171)	42
Net (income) loss attributable to noncontrolling interest	(2)	20	6	48
Net income (loss) attributable to Bausch Health Companies Inc.	$258	$148	$(1,165)	$90
.

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Bausch Health Companies Inc.				Table 2
Reconciliation of Net income (loss) attributable to Bausch Health Companies Inc. to Adjusted Net Income Attributable to Bausch Health Companies Inc. (non-GAAP)
For the Three and Six Months Ended June 30, 2026 and 2025
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2026	2025	2026	2025
Net income (loss) attributable to Bausch Health Companies Inc.	$258	$148	$(1,165)	$90
Non-GAAP adjustments: (a)
Amortization of intangible assets	225	256	466	512
Goodwill impairments	—	—	1,426	—
Asset impairments	9	—	9	—
Restructuring, integration and transformation costs	14	52	33	81
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	6	(6)	22	6
(Gain) loss on extinguishment of debt and write down of financing fees	—	(126)	9	(126)
Separation costs and separation-related costs	1	2	2	7
Gain on sale of assets, net	—	—	(3)	—
Litigation and other matters, net of insurance recoveries and restitutions	6	8	16	5
Other	6	48	14	60
Tax effect of non-GAAP adjustments	(35)	(23)	(29)	(38)
Noncontrolling interest portion of the non-GAAP adjustments	(14)	(24)	(28)	(42)
Adjusted net income attributable to Bausch Health Companies Inc. (non-GAAP)	$476	$335	$772	$555

Earnings (loss) per share attributable to Bausch Health Companies Inc.
Basic	$0.69	$0.40	$(3.12)	$0.24
Diluted	$0.68	$0.40	$(3.12)	$0.24

Adjusted earnings per share attributable to Bausch Health Companies Inc. (non-GAAP) (b)	$1.26	$0.90	$2.04	$1.49

Weighted-average common shares
Basic	375.0	370.9	373.9	370.3
Diluted	378.1	373.1	378.5	373.5
(a) The components of and further details respecting each of these non-GAAP adjustments and the financial statement line item to which each component relates can be found on Table 2a.
(b) Adjusted earnings per share attributable to Bausch Health Companies Inc. is calculated using diluted weighted average common shares of 378.5 million which includes the diluted effect of stock options and restricted stock units of 4.6 million (the “Dilutive Shares”) for the six months ended June 30, 2026. The Dilutive Shares were not included in the determination of basic and diluted loss per share attributable to Bausch Health Companies Inc. as the effect of including them would have been antidilutive.

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Bausch Health Companies Inc.			Table 2a
Reconciliation of GAAP to Non-GAAP Financial Information
For the Three and Six Months Ended June 30, 2026 and 2025
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2026	2025	2026	2025
Cost of goods sold reconciliation:
GAAP Cost of goods sold (excluding amortization and impairments of intangible assets)	$753	$748	$1,474	$1,431
Fair value inventory step-up resulting from acquisitions (a)	—	(21)	(3)	(43)
Adjusted Cost of goods sold (excluding amortization and impairments of intangible assets) (non-GAAP)	$753	$727	$1,471	$1,388
Selling, general and administrative reconciliation:
GAAP Selling, general and administrative	$907	$894	$1,768	$1,761
IT infrastructure investment (b)	(4)	(4)	(9)	(12)
Legal and other professional fees (b)	1	(11)	1	(14)
Separation-related costs (c)	(1)	(2)	(2)	(7)
Transformation costs (d)	(5)	(21)	(11)	(49)
Adjusted Selling, general and administrative (non-GAAP)	$898	$856	$1,747	$1,679
Amortization of intangible assets reconciliation:
GAAP Amortization of intangible assets	$225	$256	$466	$512
Amortization of intangible assets (e)	(225)	(256)	(466)	(512)
Adjusted Amortization of intangible assets (non-GAAP)	$—	$—	$—	$—
Goodwill impairments reconciliation:
GAAP Goodwill impairments	$—	$—	$1,426	$—
Goodwill impairments (f)	—	—	(1,426)	—
Adjusted Goodwill impairments (non-GAAP)	$—	$—	$—	$—
Restructuring, integration and separation costs reconciliation:
GAAP Restructuring, integration and separation costs	$9	$31	$22	$32
Restructuring and integration costs (d)	(9)	(31)	(22)	(32)
Adjusted Restructuring, integration and separation costs (non-GAAP)	$—	$—	$—	$—
Other expense (income), net reconciliation:
GAAP Other expense (income), net	$26	$(18)	$58	$(3)
Litigation and other matters, net of insurance recoveries and restitutions (g)	(6)	(8)	(16)	(5)
Acquisition-related contingent consideration (a)	(6)	29	(18)	40
Gain on sale of assets, net (h)	—	—	3	—
Acquisition-related costs (a)	—	(2)	(1)	(3)
Asset impairments (i)	(9)	—	(9)	—
Other (b)	(1)	—	(1)	—
Adjusted Other expense (income), net (non-GAAP)	$4	$1	$16	$29

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Bausch Health Companies Inc.			Table 2a (continued)
Reconciliation of GAAP to Non-GAAP Financial Information
For the Three and Six Months Ended June 30, 2026 and 2025
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2026	2025	2026	2025
Gain (loss) on extinguishment of debt reconciliation:
GAAP Gain (loss) on extinguishment of debt	$—	$178	$(1)	$178
Gain (loss) on extinguishment of debt (j)	—	(178)	1	(178)
Adjusted Gain (loss) on extinguishment of debt (non-GAAP)	$—	$—	$—	$—
Interest expense reconciliation:
GAAP Interest expense	$(396)	$(465)	$(798)	$(795)
Write-down of financing fees (j)	—	(52)	8	(52)
Adjusted Interest expense (non-GAAP)	$(396)	$(517)	$(790)	$(847)
Foreign exchange and other reconciliation:
GAAP Foreign exchange and other	$(7)	$(30)	$(18)	$(34)
Other professional fees (b)	2	(33)	5	(34)
Adjusted Foreign exchange and other (non-GAAP)	$(5)	$(63)	$(13)	$(68)
Provision for income taxes reconciliation:
GAAP Provision for income taxes	$(88)	$(12)	$(165)	$(51)
Tax effect of non-GAAP adjustments (k)	(35)	(23)	(29)	(38)
Adjusted Provision for income taxes (non-GAAP)	$(123)	$(35)	$(194)	$(89)
Net (income) loss attributable to noncontrolling interest reconciliation:
GAAP Net (income) loss attributable to noncontrolling interest	$(2)	$20	$6	$48
Noncontrolling interest portion of amortization of intangible assets (l)	(7)	(8)	(14)	(16)
Noncontrolling interest portion of all other adjustments (l)	(7)	(16)	(14)	(26)
Adjusted net (income) loss attributable to noncontrolling interest (non-GAAP)	$(16)	$(4)	$(22)	$6

(a)    Represents the three components of the non-GAAP adjustment of “Acquisition-related costs and adjustments (excluding amortization of intangible assets)” (see Table 2).
(b)    Represents the four components of the non-GAAP adjustment of “Other” (see Table 2).
(c)    Represents the one component of the non-GAAP adjustment of “Separation costs and separation-related costs” (see Table 2).
(d)    Represents the two components of the non-GAAP adjustment of “Restructuring, integration and transformation costs” (see table 2).
(e)    Represents the sole component of the non-GAAP adjustment of “Amortization of intangible assets” (see Table 2).
(f)    Represents the sole component of the non-GAAP adjustment of “Goodwill impairments” (see Table 2).
(g) Represents the sole component of the non-GAAP adjustment of “Litigation and other matters, net of insurance recoveries and restitutions” (see Table 2).
(h)    Represents the sole component of the non-GAAP adjustment of “Gain on sale of assets, net” (see Table 2).
(i)    Represents the sole component of the non-GAAP adjustment of “Asset impairments” (see Table 2).
(j) Represents the two components of the non-GAAP adjustment of “Gain (loss) on extinguishment of debt and write-down of financing fees” (see Table 2).
(k)    Represents the sole component of the non-GAAP adjustment of “Tax effect of non-GAAP adjustments” (see Table 2).
(l)    Represents the portion of the non-GAAP adjustments attributable to noncontrolling interest (see Table 2).

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Bausch Health Companies Inc.			Table 2b
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (non-GAAP)
For the Three and Six Months Ended June 30, 2026 and 2025
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2026	2025	2026	2025
Net income (loss)	$260	$128	$(1,171)	$42
Interest expense, net	385	452	777	771
Provision for income taxes	88	12	165	51
Depreciation and amortization	281	307	576	612
EBITDA (non-GAAP)	1,014	899	347	1,476
Adjustments:
Goodwill impairments	—	—	1,426	—
Asset impairments	9	—	9	—
Restructuring, integration and transformation costs	14	52	33	81
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	6	(6)	22	6
(Gain) loss on extinguishment of debt	—	(178)	1	(178)
Share-based compensation	54	46	106	89
Separation costs and separation-related costs	1	2	2	7
Other adjustments:
Litigation and other matters, net of insurance recoveries and restitutions	6	8	16	5
Gain on sale of assets, net	—	—	(3)	—
Other	6	48	14	60
Adjusted EBITDA (non-GAAP) (a)	1,110	871	1,973	1,546
Adjusted EBITDA attributable to noncontrolling interest (non-GAAP) (b)	(35)	(29)	(61)	(43)
Adjusted EBITDA attributable to Bausch Health Companies Inc. (non-GAAP) (c)	$1,075	$842	$1,912	$1,503
(a) Includes the impact of Acquired IPR&D charges of $5 million and $1 million for the three months ended June 30, 2026 and 2025, respectively, and $16 million and $29 million for the six months ended June 30, 2026 and 2025, respectively.
(b) Adjusted EBITDA attributable to noncontrolling interest (non-GAAP) is Net (income) loss attributable to noncontrolling interest adjusted for the noncontrolling interest portion of the adjustments above as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2026	2025	2026	2025
Net (income) loss attributable to noncontrolling interest	$(2)	$20	$6	$48
Noncontrolling interest portion of adjustments for:
Interest expense, net	(11)	(16)	(23)	(28)
Depreciation and amortization	(13)	(13)	(26)	(26)
All other adjustments	(9)	(20)	(18)	(37)
Adjusted EBITDA attributable to noncontrolling interest (non-GAAP)	$(35)	$(29)	$(61)	$(43)
(c)    Includes the impact of Acquired IPR&D charges net of noncontrolling interest (non-GAAP) of $4 million and $1 million for the three months ended June 30, 2026 and 2025, respectively and $14 million and $25 million for the six months ended June 30, 2026 and 2025, respectively.

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Bausch Health Companies Inc.										Table 3a
Organic Growth (non-GAAP) - by Segment
For the Three Months Ended June 30, 2026 and 2025
(unaudited)
	Calculation of Organic Revenue for the Three Months Ended
	June 30, 2026				June 30, 2025			Change in GAAP Revenues		Change in Organic Revenue
	Revenue as Reported	Changes in Exchange Rates (a)	Acquisitions	Organic Revenue (Non-GAAP) (b)	Revenue as Reported	Divestitures and Discontinuations	Organic Revenue (Non-GAAP) (b)
(in millions)								Amount	Pct.	Amount	Pct.
Bausch Health (excl. B+L)
Salix	$758	$—	$—	$758	$627	$(1)	$626	$131	21%	$132	21%

International	305	(12)	—	293	278	—	278	27	10%	15	5%

Solta Medical	176	(1)	(32)	143	128	—	128	48	38%	15	12%

Diversified
Neuroscience	138	—	—	138	118	—	118	20	17%	20	17%
Dermatology	47	—	—	47	55	—	55	(8)	(15)%	(8)	(15)%
Generics	14	—	—	14	21	(1)	20	(7)	(33)%	(6)	(30)%
Dentistry	20	—	—	20	25	—	25	(5)	(20)%	(5)	(20)%
Total Diversified	219	—	—	219	219	(1)	218	—	—%	1	—%

Bausch Health (excl. B+L) revenues	1,458	(13)	(32)	1,413	1,252	(2)	1,250	206	16%	163	13%

Bausch + Lomb
Vision Care	784	(4)	—	780	753	(5)	748	31	4%	32	4%
Surgical	256	(6)	(3)	247	216	—	216	40	19%	31	14%
Pharmaceuticals	354	(2)	—	352	309	—	309	45	15%	43	14%
Total Bausch + Lomb revenues	1,394	(12)	(3)	1,379	1,278	(5)	1,273	116	9%	106	8%

Total Bausch Health Companies Inc. revenues	$2,852	$(25)	$(35)	$2,792	$2,530	$(7)	$2,523	$322	13%	$269	11%

(a) The impact for changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
(b) To supplement the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, refer to the body of the news release to which these tables are attached. Organic revenue (non-GAAP) for the three months ended June 30, 2026 is calculated as revenue as reported adjusted for the impact for changes in exchange rates (previously defined in this news release) and excluding the impact of recent acquisitions. Organic revenue (non-GAAP) for the three months ended June 30, 2025 is calculated as revenue as reported less revenues attributable to divestitures and discontinuances during the twelve months prior to the day of divestiture or discontinuance, as there are no revenues from those businesses and assets included in the comparable current period.

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Bausch Health Companies Inc.										Table 3b
Organic Growth (non-GAAP) - by Segment
For the Six Months Ended June 30, 2026 and 2025
(unaudited)
	Calculation of Organic Revenue for the Six Months Ended
	June 30, 2026				June 30, 2025			Change in GAAP Revenues		Change in Organic Revenue
	Revenue as Reported	Changes in Exchange Rates (a)	Acquisitions	Organic Revenue (Non-GAAP) (b)	Revenue as Reported	Divestitures and Discontinuations	Organic Revenue (Non-GAAP) (b)
(in millions)								Amount	Pct.	Amount	Pct.
Bausch Health (excl. B+L)
Salix	$1,397	$—	$—	$1,397	$1,169	$(1)	$1,168	$228	20%	$229	20%

International	590	(37)	—	553	540	(1)	539	50	9%	14	3%

Solta Medical	347	(5)	(64)	278	241	—	241	106	44%	37	15%

Diversified
Neuroscience	251	—	—	251	236	—	236	15	6%	15	6%
Dermatology	80	—	—	80	101	—	101	(21)	(21)%	(21)	(21)%
Generics	32	—	—	32	39	(1)	38	(7)	(18)%	(6)	(16)%
Dentistry	41	—	—	41	48	—	48	(7)	(15)%	(7)	(15)%
Total Diversified	404	—	—	404	424	(1)	423	(20)	(5)%	(19)	(4)%

Bausch Health (excl. B+L) revenues	2,738	(42)	(64)	2,632	2,374	(3)	2,371	364	15%	261	11%

Bausch + Lomb
Vision Care	1,495	(29)	—	1,466	1,409	(7)	1,402	86	6%	64	5%
Surgical	484	(18)	(4)	462	430	—	430	54	13%	32	7%
Pharmaceuticals	659	(7)	—	652	576	(1)	575	83	14%	77	13%
Total Bausch + Lomb revenues	2,638	(54)	(4)	2,580	2,415	(8)	2,407	223	9%	173	7%

Total Bausch Health Companies Inc. revenues	$5,376	$(96)	$(68)	$5,212	$4,789	$(11)	$4,778	$587	12%	$434	9%
(a) The impact for changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
(b) To supplement the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, refer to the body of the news release to which these tables are attached. Organic revenue (non-GAAP) for the six months ended June 30, 2026 is calculated as revenue as reported adjusted for the impact for changes in exchange rates (previously defined in this news release) and excluding the impact of recent acquisitions. Organic revenue (non-GAAP) for the six months ended June 30, 2025 is calculated as revenue as reported less revenues attributable to divestitures and discontinuances during the twelve months prior to the day of divestiture or discontinuance, as there are no revenues from those businesses and assets included in the comparable current period.

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Bausch Health Companies Inc.				Table 4
Other Financial Information
(unaudited)

(in millions)			June 30, 2026	December 31, 2025
Cash, Cash Equivalents and Restricted Cash
Cash and cash equivalents			$1,825	$1,309
Restricted cash			13	16
Cash, cash equivalents and restricted cash			$1,838	$1,325

(in millions)			June 30, 2026	December 31, 2025
Debt Obligations
Senior Secured Credit Facilities:
Revolving Credit Facilities			$150	$100
Term Loan Facilities			5,765	5,787
Senior Secured Notes			10,214	10,235
Senior Unsecured Notes			4,098	4,098
Other			12	12
Total long-term debt and other, net of premiums, discounts and issuance costs			20,239	20,232
Plus: Unamortized premiums, discounts and issuance costs			502	585
Total long-term debt and other			$20,741	$20,817

(in millions)			June 30, 2026	December 31, 2025
Maturities of Debt Obligations (at principal amount)
Remainder of 2026			$29	58
2027			701	701
2028			3,766	4,240
2029			1,667	1,662
2030			4,173	4,118
2031			3,903	3,453
Thereafter			6,000	6,000
Total debt obligations			$20,239	$20,232

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Cash provided by operating activities	$671	$289	900	500
Net cash impact of legacy legal matters (a)	9	84	167	99
Payments of transformation costs	6	18	14	22
Payments of separation costs and separation-related costs	—	4	—	11
Interest payments charged against debt premium	(56)	(37)	(100)	(164)
Fees paid in connection with debt refinancing	2	84	13	84
Payments of Acquired IPR&D	5	—	16	28
Adjusted cash flows from operations (non-GAAP) (b)	$637	$442	$1,010	$580
(a)    Payments of legacy legal settlements, net of insurance recoveries and restitutions.
(b) This is a non-GAAP measure. For further information on non-GAAP measures and non-GAAP ratios, please refer to the "Non-GAAP Information" section of this news release.

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Bausch Health Companies Inc.			Table 4 (continued)
Other Financial Information
(unaudited)

	Three Months Ended June 30, 2026
(in millions)	Bausch Health Companies, Inc.	Bausch + Lomb Corporation	Bausch Health (excluding B+L) (b)
Cash provided by operating activities	$671	$153	$517
Payments of legacy legal matters	9	5	5
Payments of transformation costs	6	3	3
Interest payments charged against debt premium	(56)	—	(56)
Fees paid in connection with debt refinancing	2	—	2
Payments of Acquired IPR&D	5	5	—
Adjusted cash flows from operations (non-GAAP) (a)	$637	$166	$471
(a)    This is a non-GAAP measure. Management considers the presentation of Adjusted cash flows from operations for Bausch Health (excl. B+L) (non-GAAP) to be meaningful information and utilizes it in decision making and for compensation purposes. Adjusted cash flows from operations for Bausch Health (excl. B+L) (non-GAAP) is not intended to be representative of GAAP operating activities and Adjusted cash flows from operations for B+L (non-GAAP) is not intended to be representative of discontinued operations as the criteria for that accounting has not been met. As such, Adjusted cash flows from operations excluding B+L (non-GAAP) as included herein may not be indicative of the results of the operations or Adjusted cash flows from operations attributable to Bausch Health (non-GAAP) in the future, or if B+L met the criteria to be treated as a discontinued operation during any of the periods presented.
(b) Amounts may not cross foot due to rounding.

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Bausch Health Companies Inc.						Table 5
Reconciliation of Reported Net Income (Loss) to Adjusted EBITDA (non-GAAP)
For the Three Months Ended June 30, 2026 and 2025
(unaudited)
	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
(in millions)	Bausch Health Companies Inc.	Bausch + Lomb Corporation	Bausch Health (excluding B+L)	Bausch Health Companies Inc.	Bausch + Lomb Corporation	Bausch Health (excluding B+L)
Net Income (Loss)	$260	$(10)	$270	$128	$(58)	$186
Interest expense, net	385	89	296	452	125	327
Provision for (benefit from) income taxes	88	(1)	89	12	(89)	101
Depreciation and amortization	281	102	179	307	107	200
EBITDA(a)	1,014	180	834	899	85	814
Adjustments:
Asset impairments	9	9	—	—	—	—
Restructuring, integration and transformation costs	14	7	7	52	49	3
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	6	2	4	(6)	5	(11)
(Gain) loss on extinguishment of debt	—	—	—	(178)	9	(187)
Share-based compensation	54	38	16	46	30	16
Separation costs and separation-related costs	1	—	1	2	—	2
Other adjustments:
Litigation and other matters, net of insurance recoveries and restitutions	6	5	1	8	6	2
Other	6	4	2	48	11	37
Adjusted EBITDA (non-GAAP) (a),(b)	$1,110	$245	$865	$871	$195	$676

Impact of Acquired IPR&D	$5	$5	$—	$1	$1	$—
(a) This is a non-GAAP measure. Management considers the presentation of Adjusted EBITDA for Bausch Health (excluding B+L) (non-GAAP) to be meaningful information and utilizes it in decision making and for compensation purposes. Adjusted EBITDA for Bausch Health Excluding B+L (non-GAAP) is not intended to be representative of GAAP continuing operations and Adjusted EBITDA for B+L is not intended to be representative of discontinued operations as the criteria for that accounting has not been met. As such, Adjusted EBITDA for Bausch Health excluding B+L (non-GAAP) as included herein may not be indicative of the results of the operations or Adjusted EBITDA attributable to Bausch Health (non-GAAP) in the future, or if B+L met the criteria to be treated as a discontinued operation during any of the periods presented.
(b) Adjusted EBITDA (non-GAAP) above includes Adjusted EBITDA attributable to noncontrolling interests. For Bausch Health Companies Inc., this amounted to $35 million and $29 million for the three months ended June 30, 2026 and 2025, respectively, which includes $4 million related to B+L in each period.

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